Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PHC, Inc.
Peabody, MA.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No's. 333-2246, 333-41494, 333-76137, 333-117146 and
222-141431)  and Form S-8 (No's  333-102402  and  333-123842)  of PHC,  Inc. and
subsidiaries of our report dated August 23, 2005, relating to the consolidated statements of income, changes in stockholders' equity and cash flows for the year ended June 30, 2005, which appears in this Form 10-K/A.




/s/  BDO Seidman, LLP
Boston, MA
October 3, 2007

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